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                                                                 EXHIBIT 23.3


                        CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated April 30, 1999 relating to financial statements of the Scurlock Permian Businesses and Scurlock Permian Corporation, respectively, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania
September 21, 1999